Exhibit 10.14

EXECUTION COPY

AMENDMENT No. 1 TO RECEIVABLES LOAN AND SECURITY AGREEMENT

AMENDMENT No. 1 TO RECEIVABLES LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of April 13, 2010 among LEAF III C SPE, LLC, a Delaware limited liability company (the “Borrower”), LEAF FUNDING, INC. (“LEAF”), as Originator (the “Originator”), LEAF FINANCIAL CORPORATION (“LEAF Financial”) as Servicer, AUTOBAHN FUNDING COMPANY LLC (the “Lender”), DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (the “Agent”) and LEAF EQUIPMENT LEASING INCOME FUND III, L.P. ( “LEAF III” or the “Partnership”), as a Seller (the “Seller”).

W I T N E S S E T H:

WHEREAS, the parties hereto, together with Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as backup servicer and U.S. Bank National Association, as custodian and Agent’s Bank, are parties to the Receivables Loan and Security Agreement, dated as of November 21, 2008 (as modified, amended or supplemented from time to time, the “Loan and Security Agreement”);

WHEREAS, pursuant to Section 9.01 of the Loan and Security Agreement, the parties hereto wish to amend the Loan and Security Agreement and hereby agree that the Loan and Security Agreement is hereby amended; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definitions.

(a) Whenever used in this Amendment, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 1.01 of the Loan and Security Agreement.

(b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Amendment.

SECTION 2. Amendments.

(a) Seller’s Leverage Ratio. Section 7.01(g) shall be struck in its entirety and replaced with:

“(g) Seller’s Leverage Ratio, in respect of any calendar quarter, shall exceed 7.0 to 1:0; or”

(b) Minimum Partner’s Capital. The definition of Minimum Partner’s Capital in Section 1.01 shall be struck in its entirety and replaced with:

“Minimum Partner’s Capital” means, with respect to the Seller, $45,000,000.

(c) Maximum Substitution Amount. The definition of Maximum Substitution Amount in Section 1.01 shall be struck in its entirety and replaced with:

“Maximum Substitution Amount” means an amount equal to the lesser of (A) seven percent (7%) multiplied by the maximum principal amount of Loans Outstanding under this facility on any date since the Closing Date and (B) the difference between (i) ten percent (10%) multiplied by the maximum principal amount of Loans Outstanding under this facility on any date since the Closing Date and (ii) the cumulative aggregate sum, since the Closing Date, of the aggregate amount of cash paid to the Agent upon the Agent’s request therefor under the LEAF III Guaranty plus the cumulative aggregate Discounted Balance of Eligible Receivables contributed by the Guarantor (in each case determined on the date of such contribution, but in any event, as set forth in the LEAF III Guaranty, not to exceed the cash payment amount requested by the Agent) to the Borrower (for pledge to the Agent as described in the LEAF II Guaranty) in lieu of making the cash payments requested by the Agent (but in each case excluding purchases of Receivables made by the Guarantor in respect of LEAF Purchase Events pursuant to Section 6.01 of the Purchase and Contribution Agreement).

(d) The definition of Maximum Facility Amount in Section 1.01 shall be struck in its entirety and replaced with:

“Maximum Facility Amount” means $140,000,000.

(e) Capital Limit. The definition of Capital Limit in Section 1.01 shall be struck in its entirety and replaced with:

“Capital Limit” means, an amount equal to the sum of (A) the lesser of (1) the Maximum Facility Amount or (2) the lesser of (i) 95% of the Aggregate Net Investment at such time, (ii) (x) prior to the Recommencement Date, 87% of the Eligible Receivables Balance at such time, and (y) from and after the Recommencement Date, 84% of the Eligible Receivables Balance at such time and (iii) the positive difference between the Eligible Receivables Balance at such time and $3,000,000 and (B) the amount of Collections on deposit in the Collection Account and the Master DDA Account at such time to be applied in accordance with Section 2.06 on the next Remittance Date, minus the portion of such Collections which reflect payments due in future Remittance Periods, which are required to be maintained for the payment of accrued Yield and accrued and unpaid Fees and Liquidation Fees pursuant to Section 2.05(a) hereof, minus an amount equal to the aggregate of all outstanding Security Deposits.

(f) Subordination of Partnership Advances.

i) Section 2.06(a)(I)(ii) shall be struck in its entirety and replaced with:

“(ii) [Reserved].”

ii) Section 2.06(a)(I)(xii) shall be struck in its entirety and replaced with: “

(xii) as long as no event that with the passage of time or the giving of notice or both would constitute an Early Amortization Event has occurred and is then continuing, any amount remaining in the Collection Account shall be distributed first, to the Partnership in an amount equal to any unreimbursed Partnership Advances and second distributed (or retained in the Collection Account) as directed by the Borrower as follows: (1) to the Borrower to fund the purchase of Eligible Receivables pledged by the Borrower to the Agent hereunder, (2) to the Lender to reduce the Facility Amount (provided, that, at least 50% of the amount distributable pursuant this clause (xii) second shall be distributed to the Lender on each Remittance Date pursuant to this subclause (2) to reduce the Facility Amount until the principal amount of the Loans Outstanding shall be not greater than 84% of the Eligible Receivables Balance at such time), (3) to the Borrower for general corporate purposes or (4) to be retained in the Collection Account for distribution on the next Remittance Date in the priority set forth in this Section 2.06(a).”

(g) Modification of Contracts. Section 6.02(c) shall be modified such that the proviso concluding the section shall be struck in its entirety and replaced with:

“; provided, however, except in accordance with the Credit and Collection Policy, the Servicer shall not, without the consent of the Agent, (A) forgive any payment of a Scheduled Payment, (B) decrease the amount of any Scheduled Payment, (C) extend the maturity date of any Contract, (D) extend the time for performance for any payment under such Contract, (E) solely with respect to any Contract acquired by Borrower after the Recommencement Date, agree to any waiver, modification or variance, if such waiver, modification or variance would, upon such action, cause the aggregate percentage of all Contracts undergoing waiver, modification or variance to exceed 30% of the Pledged Receivables Balance or (F) agree to or effect any waiver, modification or variance with respect to a Receivable that is at the time of such waiver, modification or variance a Delinquent Receivable.”

(h) Eligibility Requirements. The following provisions shall be added to the end of Schedule III:

“60. If the Contract is to be added on or after the Recommencement Date, after giving effect to the addition of the Contract to the pool of Eligible Receivables added after the Recommencement Date, the average SBSS Score of such pool of Eligible Receivables shall be 210 or greater.

61. If the Contract is to be added on or after the Recommencement Date, after giving effect to the addition of the Contract to the pool of Eligible Receivables added after the Recommencement Date, no more than 10% (by Discounted Balance at the time of such addition) of the Eligible Contract added after such date shall not have a SBSS Score.”

(i) Overconcentration Amount. Subsections (ii), (iii), (iv), (ix), (x), (xiv) and (xv) in the definition of Overconcentration Amount in Section 1.01 shall each be struck in their entirety and replaced with:

“(ii) the amount by which the sum of the Discounted Balances of all Eligible Receivables arising from the largest ten (10) Obligors (or any Affiliates thereof) in the aggregate at such time exceeds 12.5% of the greater of (A) the Pledged Receivables Balance at such time and (B) $25,000,000;”

“(iii) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Equipment is located in any one State (other than the State of California) at such time exceeds 13% of the greater of (A) the Pledged Receivables Balance at such time and (B) $25,000,000;”

“(iv) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Equipment is located in California at such time exceeds 25% (or, for all Eligible Receivables originated on or after the Recommencement Date, 12.5%) of the greater of (A) the Pledged Receivables Balance at such time and (B) $25,000,000;”

“(ix) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Equipment was sold to or leased on behalf of the Originator through any one vendor or manufacturer (and each Affiliate thereof), at such time exceeds 12.5% of the greater of (A) the Pledged Receivables Balance at such time and (B) $25,000,000;”

“(x) the amount by which the sum of the Discounted Balances of all Eligible Receivables arising from Government Contracts at such time exceeds 2% of the greater of (A) the Pledged Receivables Balance at such time and (B) $25,000,000;”

“(xiv) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Obligors are operating in any single industry (based on three digit SIC Codes attached hereto as Exhibit I as identified on the InfoLease system), at such time exceeds 18% of the greater of (A) the Pledged Receivables Balance at such time and (B) $25,000,000;”

“(xv) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the remaining term is greater than (i) 84 months at such time exceeds 20% or, (ii) for all Eligible Receivables originated on or after the Recommencement Date, 72 months at such time exceeds 0%, of the greater of (A) the Pledged Receivables Balance at such time and (B) $25,000,000; and”

(j) Cumulative Net Loss Rate. Schedule VI to the Loan and Security Agreement shall be struck in its entirety and replaced with the new Schedule VI attached to this Amendment.

(k) Borrowings. The following sentence is hereby added to the end of Section 2.01.

“In addition, on or after the Recommencement Date, in no event shall the amount of any Borrowing exceed 80% of the Eligible Receivable Balance of the Receivables to be purchased with respect to such Borrowing.”

(l) Recommencement Date. The definition of “Recommencement Date” (as follows), shall be added to Section 1.01 directly after the definition of “Receivables Schedule”:

“Recommencement Date” means the first date after the date hereof whereon the Facility Amount is less than or equal to 84% of the Eligible Receivable Balance at such time; provided, that, the Capital Limit is not exceeded.

SECTION 3. Advancing. The Lender’s commitment to make Advances pursuant to Section 2.01 of the Loan and Security Agreement is suspended until the Recommencement Date.

SECTION 4. Effective Date. The effective date of this Amendment shall be the date hereof.

SECTION 5. Representations and Warranties.

Borrower and Servicer each hereby severally certifies as to itself that its respective representations and warranties set forth in Article IV of the Loan and Security Agreement (and any other representations and warranties made by Borrower or Servicer in the Loan and Security Agreement) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date. In addition, Borrower and Servicer each severally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) shall have occurred and be continuing as of the date hereof nor shall any unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) occur due to this Amendment becoming effective, (b) Borrower and Servicer each has the power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary actions to authorize the execution and delivery of this Amendment, (c) no consent of any other person (including, without limitation, members or creditors of Borrower or Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained, (d) the Loan and Security Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Servicer and the Borrower, enforceable against them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or law), and (e) the execution, delivery and performance of this Amendment will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or the limited liability company agreement of Servicer or Borrower or any material indenture, agreement, mortgage, deed of trust or other instrument to which Servicer or the Borrower is a party or by which it is bound.

SECTION 6. Ratification. Upon execution of this Amendment, the Loan and Security Agreement shall be amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and the terms of this Amendment shall be a part of the Loan and Security Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Amendment is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 8. Counterparts. For the purpose of facilitating the execution of this Amendment and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument.

SECTION 9. Severability of Provisions. If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 10. Amendment. This Amendment may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

SECTION 11. Headings. The Section headings are not part of this Amendment and shall not be used in its interpretation.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEAF III C SPE, LLC, as Borrower

By:	/s/
Name: Miles Herman Title: President, COO

LEAF FUNDING, INC., as Originator

By:	/s/
Name: Miles Herman Title: Executive Vice President

LEAF EQUIPMENT LEASING INCOME FUND III, L.P., By: LEAF Asset Management, LLC

By:	/s/
Name: Miles Herman Title: President, COO

LEAF FINANCIAL CORPORATION, as Servicer

By:	/s/
Name: Miles Herman Title: President, COO

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent

By:	/s/
Name: Sandeep Srinath Title: Senior Vice President

By:	/s/
Name: Jayan Krishnan Title: Assistant Vice President

AUTOBAHN FUNDING COMPANY LLC, as Lender By: DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, its attorney-in-fact

By:	/s/
Name: Sandeep Srinath Title: Senior Vice President

By:	/s/
Name: Jayan Krishnan Title: Assistant Vice President

SCHEDULE VI

Month	Expected Cumulative Default Rate	Month	Expected Cumulative Default Rate
1	0.00%	31	6.54%
2	0.36%	32	6.63%
3	0.66%	33	6.72%
4	0.96%	34	6.80%
5	1.26%	35	6.89%
6	1.56%	36	7.00%
7	1.80%	37	7.05%
8	2.04%	38	7.10%
9	2.28%	39	7.12%
10	2.46%	40	7.16%
11	2.70%	41	7.20%
12	3.98%	42	7.24%
13	4.21%	43	7.27%
14	4.45%	44	7.30%
15	4.68%	45	7.34%
16	4.86%	46	7.38%
17	5.04%	47	7.40%
18	5.21%	48	7.40%
19	5.33%	49	7.40%
20	5.45%	50	7.42%
21	5.57%	51	7.42%
22	5.69%	52	7.42%
23	5.80%	53	7.45%
24	5.92%	54	7.45%
25	6.01%	55	7.45%
26	6.10%	56	7.50%
27	6.19%	57	7.50%
28	6.27%	58	7.50%
29	6.36%	59	7.50%
30	6.45%	60	7.50%